NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2697	Contact: Janet G. Keckeisen Vice President – Corporate Strategy and Investor Relations (972) 233-1700
News Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND
FOR THE THIRD QUARTER OF 2020 AT $.04 PER SHARE

DALLAS, TEXAS – August 5, 2020 - NL Industries, Inc. (NYSE:NL) today announced that its Board of Directors voted to declare a quarterly dividend of four cents ($0.04) per share on its common stock payable on September 15, 2020 to shareholders of record at the close of business on September 1, 2020.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and titanium dioxide products businesses.

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